Exhibit 99.1

Artiva Biotherapeutics Reports Third Quarter 2025 Financial Results and Recent Business Highlights

Over 100 patients treated with AlloNK across autoimmune and oncology indications

Refractory rheumatoid arthritis (RA) prioritized as lead indication following FDA Fast Track Designation for AlloNK®, the first known therapy within the emerging deep B-cell depletion category to receive this designation in RA

Company to host webcast later this morning to discuss initial safety and translational data from clinical trials evaluating AlloNK in combination with anti-CD20 monoclonal antibodies across autoimmune diseases; presentation to also include outpatient feasibility and tolerability observations

Initial clinical response data in refractory RA expected in the first half of 2026, with FDA discussions planned to align on potential pivotal trial design in refractory RA

Cash runway into Q2 2027, with cash, cash equivalents, and investments of $123.0 million as of September 30, 2025

SAN DIEGO, November 12, 2025 -- Artiva Biotherapeutics, Inc. (Nasdaq: ARTV) (Artiva), a clinical-stage biotechnology company whose mission is to develop effective, safe, and accessible cell therapies for patients with devastating autoimmune diseases and cancers, today announced financial results for the third quarter ended September 30, 2025, and provided recent business updates.

“During the third quarter, we continued to execute on our mission to deliver accessible, scalable immunotherapies for autoimmune disease. We have now treated over a hundred patients with AlloNK across oncology and autoimmune disease, a significant milestone for the company,” said Fred Aslan, M.D., President and Chief Executive Officer of Artiva. “With refractory rheumatoid arthritis now established as our lead indication and Fast Track designation granted by the FDA, we have taken an important step forward in the development of AlloNK. We look forward to sharing the emerging translational and safety data later today, supporting AlloNK’s profile as an outpatient-ready therapy capable of achieving deep B-cell depletion, followed by clinical response data in the first half of 2026 from more than 15 refractory RA patients, several of whom will have six or more months of follow-up. In addition, we are planning FDA interactions in the first half of 2026 that could enable AlloNK to become the first deep B-cell depleting therapy to advance to a pivotal trial in patients with RA.”

Recent Business Highlights

AlloNK® (also known as AB-101) Updates:

•
Lead indication and Fast Track Designation: In October 2025, Artiva announced that the U.S. Food and Drug Administration (FDA) granted Fast Track Designation to AlloNK for the treatment of refractory rheumatoid arthritis (RA) in combination with rituximab. This represents the first known therapy within the emerging deep B-cell depletion category to receive this designation in RA. Artiva has prioritized refractory rheumatoid arthritis as its lead indication, with the potential to address a large, underserved patient population that continues to experience inadequate disease control despite existing treatment options
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Upcoming webcast and initial data disclosure: Artiva will host a virtual event today, at 8:00 a.m. ET to discuss initial safety and translational data from its ongoing clinical trials evaluating AlloNK in combination with anti-CD20 antibodies for the treatment of autoimmune diseases
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Upcoming 1H 2026 Milestones:
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Initial clinical response data from ongoing clinical trials for more than 15 refractory RA patients, including several with ≥6 months of follow-up, remain on track for 1H 2026
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Artiva plans to engage with the FDA in 1H 2026 to align on the potential pivotal trial design for AlloNK in refractory RA

Corporate Update

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Announced Chief Financial Officer transition. Neha Krishnamohan will continue to serve as Chief Financial Officer and EVP, Corporate Development until the end of December and then transition to an advisory role. The company plans to conduct a search for her replacement.

Third Quarter 2025 Financial Results

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Cash, Cash Equivalents and Investments. As of September 30, 2025, Artiva had cash, cash equivalents, and investments of $123.0 million, which is expected to fund operations into Q2 2027
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Research and Development Expenses. Research and development expenses were $17.6 million for the three months ended September 30, 2025, compared to $13.5 million for the three months ended September 30, 2024
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General and Administrative Expenses. General and administrative expenses were $5.3 million for the three months ended September 30, 2025, compared to $4.8 million for the three months ended September 30, 2024
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Other Income (Expense), Net. Other income, net, was $1.4 million for the three months ended September 30, 2025, compared to $0.9 million for the three months ended September 30, 2024
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Net Loss. Net loss totaled $21.5 million for the three months ended September 30, 2025, as compared to $17.5 million for the three months ended September 30, 2024, with non-cash stock-based compensation expense of $1.6 million for the three months ended September 30, 2025, and $1.9 million for the three months ended September 30, 2024

About Artiva Biotherapeutics

Artiva is a clinical-stage biotechnology company whose mission is to develop effective, safe, and accessible cell therapies for patients with devastating autoimmune diseases and cancers. Artiva’s lead program, AlloNK® (also known as AB-101), is an allogeneic, off-the-shelf, non-genetically modified, cryopreserved NK cell therapy candidate designed to enhance the antibody-dependent cellular cytotoxicity effect of monoclonal antibodies to drive B-cell depletion. AlloNK is currently being evaluated in three ongoing clinical trials for the treatment of B-cell driven autoimmune diseases, including a company-sponsored basket trial across autoimmune diseases that includes rheumatoid arthritis and Sjögren’s disease and an investigator-initiated basket trial in B-cell driven autoimmune diseases. Artiva’s pipeline also includes CAR-NK candidates targeting both solid and hematologic cancers. Artiva was founded in 2019 as a spin out of GC Cell, formerly GC Lab Cell Corporation, a leading healthcare company in the Republic of Korea, pursuant to a strategic partnership granting Artiva exclusive worldwide rights (excluding Asia, Australia and New Zealand) to GC Cell’s NK cell manufacturing technology and programs.

Artiva is headquartered in San Diego, California. For more information, please visit www.artivabio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, statements regarding: expectations of Artiva Biotherapeutics, Inc. (the Company) regarding the potential benefits, accessibility, ease of use, effectiveness, safety and mechanism of action of AlloNK; the Company’s ability to advance AlloNK in RA or any other autoimmune disease; the Company’s ability to demonstrate progress and clinical validation of its approach; the Company’s expectations regarding timing and availability of data from clinical trials; the timing and outcome of regulatory interactions; the Company’s ability to realize any benefit from Fast Track or other regulatory designations; the timing, likelihood or success of the Company's business strategy, as well as plans and objectives of management for future operations; Ms. Krishnamohan's transition and the planned search for her replacement; and the Company’s future results of operations and financial position, including cash runway. These forward-looking statements are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to known and unknown risks and uncertainties. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. These and other factors that may cause the Company’s actual results to differ from current expectations are discussed in the Company’s filings with the Securities and Exchange Commission (the SEC), including the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this press release is given. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Artiva Biotherapeutics, Inc.

Condensed Balance Sheets

(Unaudited)

(in thousands)

	September 30, 2025	December 31, 2024
Assets
Cash, cash equivalents and investments	$122,968	$185,428
Property and equipment, net	6,981	6,370
Operating and financing lease right-of-use assets	11,478	14,055
Other assets	7,435	3,728
Total assets	$148,862	$209,581
Liabilities and stockholders' equity
Accounts payable and accrued expenses	$7,874	$8,513
Operating and financing lease liabilities	11,691	14,354
Other liabilities	73	73
Total liabilities	19,638	22,940
Stockholders' equity	129,224	186,641
Total liabilities and stockholders' equity	$148,862	$209,581

Artiva Biotherapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
License and development support revenue	$-	$-	$-	$251
Operating expenses:
Research and development	17,633	13,524	52,546	37,011
General and administrative	5,264	4,811	15,332	12,255
Total operating expenses	22,897	18,335	67,878	49,266
Loss from operations	(22,897)	(18,335)	(67,878)	(49,015)
Other income (expense), net:
Interest income	1,372	1,846	4,797	3,172
Change in fair value of SAFEs	—	(977)	—	(3,597)
Other (expense) income, net	(3)	(6)	(12)	162
Total other income (expense), net	1,369	863	4,785	(263)
Net loss	$(21,528)	$(17,472)	$(63,093)	$(49,278)
Net loss per share, basic and diluted	$(0.88)	$(0.92)	$(2.59)	$(7.16)
Weighted-average common shares outstanding, basic and diluted	24,481,722	18,896,829	24,401,353	6,883,271
Comprehensive loss:
Net loss	$(21,528)	$(17,472)	$(63,093)	$(49,278)
Other comprehensive income, net	85	217	216	30
Comprehensive loss	$(21,443)	$(17,255)	$(62,877)	$(49,248)

Contacts

Investors: Neha Krishnamohan, Artiva Biotherapeutics, ir@artivabio.com

Media: Jessica Yingling, Ph.D., Little Dog Communications Inc., jessica@litldog.com

Source: Artiva Biotherapeutics, Inc.